Exhibit 3.17

ARTICLES OF INCORPORATION OF LITTON BEVERLY CORPORATION

FIRST. The name of the Corporation is

LITTON BEVERLY CORPORATION

SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501.

THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

To engage in any lawful act or activity for which corporations may be organized under the Nevada General Corporation Law.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH. The governing board of this Corporation shall be known as directors.

The names and post office addresses of the first board of directors, which shall be three (3) in number, are as follows:

NAME	POST OFFICE ADDRESS
Joseph T. Casey	360 North Crescent Drive Beverly Hills, California 90210

George W. Fenimore	360 North Crescent Drive Beverly Hills, California 90210

Robert H. Lentz	360 North Crescent Drive Beverly Hills, California 90210

BY: LITTON

        360 NO. CRESCENT DRI

        BEVERLY HILLS, CA. 9

SIXTH. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debt of the Corporation.

SEVENTH. The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS
Joseph T. Casey	360 North Crescent Drive Beverly Hills, California 90210

George W. Fenimore	360 North Crescent Drive Beverly Hills, California 90210

Robert H. Lentz	360 North Crescent Drive Beverly Hills, California 90210

EIGHTH. The Corporation is to have perpetual existence.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of November, 1985.

/s/ Joseph T. Casey
Joseph T. Casey

/s/ George W. Fenimore
George W. Fenimore

/s/ Robert H. Lentz
Robert H. Lentz

ARTICLES OF INCORPORATION

LITTON BEVERLY CORPORATION

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On this 14th day of November, 1985, before me, a Notary Public, in and for the aforesaid County and State, personally appeared Joseph T. Casey, George W. Fenimore, Robert H. Lentz, all personally known to me, who severally acknowledged that they executed the above instrument.

/s/ Notary Public
Notary Public